UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 11, 2009
Mediacom LLC
Mediacom Capital Corporation
(Exact names of Registrants as specified in their charters)

New York New York	333-57285-01 333-57285	06-1433421 06-1513997
(State or other jurisdiction of incorporation or organization)	(Commission File Nos.)	(IRS Employer Identification Numbers)
100 Crystal Run Road
Middletown, New York 10941
(Address of principal executive offices)
Registrants’ telephone number: (845) 695-2600
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
SIGNATURES
SIGNATURES

Forward Looking Statements
In this Report, we state our beliefs of future events and of our future financial performance. In some cases, you can identify those so-called “forward-looking statements” by words such as “anticipates,” “believes,” “continue,” “estimates,” “expects,” “may,” “plans,” “potential,” “predicts,” “should” or “will,” or the negative of those words and other comparable words. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those we anticipate, many of which are beyond our control. Factors that could cause actual results to differ from those contained in the forward-looking statements include, but are not limited to: competition for video, high-speed data and phone customers; our ability to achieve anticipated customer and revenue growth and to successfully introduce new products and services; greater than anticipated effects of economic downturns and other factors which may negatively affect our customers’ demand for our products and services; increasing programming costs and delivery expenses related to our products and services; changes in consumer preferences, laws and regulations or technology that may cause us to change our operational strategies; changes in assumptions underlying our critical accounting polices which could impact our results; fluctuations in short term interest rates which may cause our interest expense to vary from quarter to quarter; our ability to generate sufficient cash flow to meet our debt service obligations; instability in the credit markets, which may impact our ability to refinance our debt, as our revolving credit facility expires in September 2011 and other substantial debt becomes due in 2013 and beyond, on the same or similar terms as we currently experience; and the other risks and uncertainties discussed our Annual Report on Form 10-K for the year ended December 31, 2008 and other reports or documents that we file from time to time with the SEC. Statements included in this Report are based upon information known to us as of the date that this Report is filed with the SEC, and we assume no obligation to update or alter our forward-looking statements made in this Report, whether as a result of new information, future events or otherwise, except as required by applicable federal securities laws.
Item 7.01 Regulation FD Disclosure
Set forth below is information being used in connection with a preliminary offering memorandum relating to a proposed offering of senior notes by Mediacom LLC and Mediacom Capital Corporation, wholly owned subsidiaries of Mediacom Communications Corporation (“MCC”).
Share Exchange Agreement
On September 7, 2008, MCC entered into a Share Exchange Agreement (the “Exchange Agreement”) with Shivers Investments, LLC (“Shivers”) and Shivers Trading & Operating Company (“STOC”). Both STOC and Shivers are affiliates of Morris Communications Company, LLC (“Morris Communications”).
On February 13, 2009, MCC completed the Exchange Agreement pursuant to which it exchanged 100% of the shares of stock of a wholly-owned subsidiary, which held approximately $110 million of cash and non-strategic cable systems serving approximately 25,000 basic subscribers contributed by Mediacom LLC, for 28,309,674 shares of MCC Class A common stock held by Shivers.
Asset Transfer Agreement
On February 11, 2009, certain of Mediacom LLC’s operating subsidiaries executed an Asset Transfer Agreement (the “Transfer Agreement”) with MCC and the operating subsidiaries of Mediacom Broadband LLC, pursuant to which certain of Mediacom LLC’s cable systems located in Florida, Illinois, Iowa, Kansas, Missouri and Wisconsin, which serve approximately 45,900 basic subscribers, would be exchanged for certain of Mediacom Broadband’s cable systems located in Illinois, which serve approximately 42,200 basic subscribers, and a cash payment of $8.2 million (the “Asset Transfer”). The Asset Transfer was completed on February 13, 2009.
As part of the Transfer Agreement, Mediacom LLC contributed to MCC cable systems located in Western North Carolina, which serve approximately 25,000 basic subscribers. These cable systems were part of the Exchange Agreement noted above. In connection therewith, Mediacom LLC received a $74 million cash contribution on February 12, 2009, which funds had been distributed to MCC by Mediacom Broadband on the same date.
In total, Mediacom LLC received $82.2 million under the Transfer Agreement (the “Transfer Proceeds”), which it used to repay a portion of the outstanding balance under the revolving commitments of its operating subsidiaries’ bank credit facility.
On February 12, 2009, after giving effect to the debt repayment funded by the Transfer Proceeds, Mediacom LLC’s operating subsidiaries borrowed approximately $110 million under the revolving commitments of such operating subsidiaries’ bank credit facility. This represented net new borrowings of about $28 million. On February 12, 2009, Mediacom LLC contributed approximately $110 million to MCC to fund its cash obligation under the Exchange Agreement.

Unaudited Pro Forma Statements of Operations
The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2008 and the six months ended June 30, 2008 and 2009, which give effect to the Transfer Agreement and the net impact of Mediacom LLC’s cash contribution to MCC, are set forth below.
MEDIACOM LLC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
The following unaudited pro forma condensed consolidated financial statements illustrate the effects of the Transfer Agreement and the net impact of Mediacom LLC’s cash contribution to MCC (the “Transactions”). The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2008, and the six months ended June 30, 2008 and 2009, give effect to the Transactions as if they occurred on January 1, 2008.
The unaudited pro forma condensed consolidated financial statements have been derived from, and should be read in conjunction with Mediacom LLC’s historical consolidated financial statements, including the notes thereto, in its Annual Report filed on Form 10-K for the year ended December 31, 2008 and other filings on Form 10-Q filed during 2009. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the financial position or results of operations that would have been achieved had the Transactions occurred on the dates indicated, or that may be expected to occur in the future as a result of the Transactions.

MEDIACOM LLC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
(In thousands)

	Year Ended December 31, 2008
		Less: Transfer
		Agreement -	Transfer
	Historical	Exchange Cable	Agreement -	Transactions -		Pro Forma
	Consolidated	Systems(a)	Asset Transfer(b)	Cash Payments		Consolidated
Revenues	$615,859	$22,499	$4,677	$—		$598,037

Service costs	$267,321	$11,363	$373	—		$256,331
S,G&A expenses	110,605	4,240	2,280	—		108,645
Depreciation and amortization	109,883	4,645	1,794	—		107,032
Management fee expenses	11,805	—	—	—		11,805

Total operating costs	$499,614	$20,248	$4,447	$—		$483,813

Operating income	$116,245	$2,251	$230	$—		$114,224
Interest expense, net	$(99,639)	$—	$4	$1,191	(c)	$(100,083)
				132	(d)
				(1,771	)(e)
Loss on derivatives, net	(23,321)	—	—	—		(23,321)
Loss on sale of cable systems, net	(170)	—	—	—		(170)
Investment income from affiliate	18,000	—	—	—		18,000
Other (expense) income, net	(3,726)	20	(10)	—		(3,756)

Net income	$7,389	$2,271	$224	$(448)		$4,894

MEDIACOM LLC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
(In thousands)

	Six Months Ended June 30, 2008
		Less: Transfer
		Agreement -	Transfer
	Historical	Exchange Cable	Agreement -	Transactions -		Pro Forma
	Consolidated	Systems(a)	Asset Transfer(f)	Cash Payments		Consolidated
Revenues	$302,813	$11,095	$2,533	$—		$294,251

Service costs	$130,360	$5,588	$(114)	—		$124,658
S,G&A expenses	53,591	2,173	1,238	—		52,656
Depreciation and amortization	57,204	2,474	1,157	—		55,887

Management fee expenses	5,832	—	—	—		5,832

Total operating costs	$246,987	$10,235	$2,281	$—		$239,033

Operating income	$55,826	$860	$252	$—		$55,218
Interest expense, net	$(52,082)	$—	$2	$596	(c)	$(52,307)
				66	(d)
				(889	)(e)
Loss on derivatives, net	(1,109)	—	—	—		(1,109)
Gain on sale of cable systems, net	(170)	—	—	—		(170)
Investment income from affiliate	9,000	—	—	—		9,000
Other (expense) income, net	(2,084)	—	4	—		(2,080)

Net income	$9,381	$860	$258	$(227)		$8,552

MEDIACOM LLC AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
(In thousands)

	Six Months Ended June 30, 2009
		Less: Transfer
		Agreement -	Transfer
	Historical	Exchange Cable	Agreement -	Transactions -		Pro Forma
	Consolidated	Systems(a)	Asset Transfer(g)	Cash Payments		Consolidated
Revenues	$319,003	$2,722	$(5,320)	$—		$310,961

Service costs	$141,599	$1,359	$(2,551)	—		$137,689
S,G&A expenses	54,067	497	(704)	—		52,866
Depreciation and amortization	56,467	374	(412)	—		55,681
Management fee expenses	5,978	—	—	—		5,978

Total operating costs	$258,111	$2,230	$(3,667)	$—		$252,214

Operating income	$60,892	$492	$(1,653)	$—		$58,747
Interest expense, net	$(45,322)	$—	$—	$596	(c)	$(45,549)
				66	(d)
				(889	)(e)
Gain on derivatives, net	11,093	—	—	—		11,093
Loss on sale of cable systems, net	(377)	—	—	—		(377)
Investment income from affiliate	9,000	—	—	—		9,000
Other (expense) income, net	(1,752)	(3)	—	—		(1,749)

Net income	$33,534	$489	$(1,653)	$(227)		$31,165

(a)	Represents adjustments to remove historical revenue and operating expenses associated with the Exchange Cable Systems.

(b)	Represents net results of operations associated with the Asset Transfer transaction for the year ended December 31, 2008, as follows:

	Mediacom Broadband	Mediacom LLC	Mediacom LLC
(In thousands)	Receiving	Receiving	Net Results
Revenues	$40,827	$45,504	$4,677

Service costs	$19,438	$19,811	$373
S,G&A expenses	7,166	9,446	2,280
Depreciation and amortization	5,375	7,169	1,794

Total operating costs	$31,979	$36,426	$4,447
Operating income	$8,848	$9,078	$230
Interest income, net	3	7	4
Other income (expense), net	7	(3)	(10)

Net income	$8,858	$9,082	$224

(c)	Represents adjustments to Interest expense, net to reflect repayment of a portion of outstanding balance under revolving commitments of Mediacom LLC’s bank credit facility in the amount of $74.0 million. The effective annual interest rate of 1.61% as of February 13, 2009, was applied to this repayment for the year ended December 31, 2008 and six months ended June 30, 2008 and 2009, and was based on our Eurodollar rate plus a spread of 1.25%.

(d)	Represents adjustments to Interest expense, net to reflect repayment of a portion of outstanding balance under revolving commitments of Mediacom LLC’s bank credit facility in the amount of $8.2 million. The effective annual interest rate of 1.61% as of February 13, 2009, was applied to this repayment for the year ended December 31, 2008 and six months ended June 30, 2008 and 2009, and was based on our Eurodollar rate plus a spread of 1.25%.

(e)	Represents adjustments to Interest expense, net to reflect net new borrowings under revolving commitments of Mediacom LLC’s bank credit facility in the amount of $110 million. The effective annual interest rate of 1.61% as of February 13, 2009, was applied to the additional net indebtedness for the year ended December 31, 2008 and six months ended June 30, 2008 and 2009, and was based on our Eurodollar rate plus a spread of 1.25%.

(f)	Represents net results of operations associated with Asset Transfer transaction for the six months ended June 30, 2008, as follows:

	Mediacom Broadband	Mediacom LLC	Mediacom LLC
(In thousands)	Receiving	Receiving	Net Results
Revenues	$20,047	$22,580	$2,533

Service costs	$9,731	$9,617	$(114)
S,G&A expenses	3,509	4,747	1,238
Depreciation and amortization	2,761	3,918	1,157

Total operating costs	$16,001	$18,282	$2,281
Operating income	$4,046	$4,298	$252
Interest income, net	2	4	2
Other income, net	4	8	4

Net income (loss)	$4,052	$4,310	$258

(g)	Represents net results of operations associated with Asset Transfer transaction for the six months ended June 30, 2009, as follows: (actual results of the cable systems received by Mediacom LLC (“Mediacom LLC Receiving”) are already included in Historical Consolidated column)

	Mediacom Broadband	Mediacom LLC	Mediacom LLC
(In thousands)	Receiving	Receiving	Net Results
Revenues	$5,320	—	$(5,320)

Service costs	$2,551	—	$(2,551)

S,G&A expenses	704	—	(704)
Depreciation and amortization	412	—	(412)

Total operating costs	$3,667	—	$(3,667)

Operating income	$1,653	—	$(1,653)

Interest income, net	—	—	—
Other income, net	—	—	—

Net income (loss)	$1,653	$—	$(1,653)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: August 11, 2009

Mediacom LLC
By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and Chief Financial Officer

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Dated: August 11, 2009

Mediacom Capital Corporation
By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and Chief Financial Officer